Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors

Charter Communications, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-190516, 333-163357, 333-170475, 333-211517, 333-214399, 333-232855, 333-278353, 333-278969 and 333-286785) on Form S-8, (No. 333-283779) on Form S-4 and (No. 333-275214) on Form S-3 of our reports dated January 29, 2026, with respect to the consolidated financial statements of Charter Communications, Inc. and the effectiveness of internal control over financial reporting.

(Signed) KPMG LLP

St. Louis, Missouri
January 29, 2026